Exhibit 10.2








                                    May 21, 1999



Mark A. Smith
409 Spruce Street
Boulder, Colorado 80302


Dear Mark:

      In consideration of your joining as Chairman of Bion Environmental Technologies, Inc. ("BION"), I hereby relinquish all rights granted under the Stock Voting Agreement of December 15, 1998 between Dublin Holding, Ltd. ("DHL"), LoTayLingKyur, Inc. ("LTLK"), BION and myself. This agreement is hereby terminated effective May 21, 1999.



                                    Sincerely,

                                /s/ Jon Northrop
                                    Jon Northrop
                                    Chief Executive Officer




                             STOCK VOTING AGREEMENT


THIS VOTING AGREEMENT (the "Agreement"), effective this 21st day of May, 1999, is by and between Dublin Holding, Ltd. (the "Shareholder") and Mark A. Smith ("MAS").

WHEREAS, Shareholder owns shares of the issued and outstanding common stock of Bion Environmental Technologies, Inc. ("BION") and warrants to purchase shares of common stock of BION (collectively the "Securities").

NOW THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Shareholder hereby constitutes and appoints MAS with full power of substitution, for the period commencing on the date hereof and ending on January 1, 2002, to vote the Securities as the proxy of Shareholder, at any and all meetings, regular or special, of the shareholders of BION, or at any adjournments thereof, which may be held during such period, hereby granting to said MAS (the "Proxy"), as Shareholder's attorney and Proxy, all powers Shareholder would possess if personally present at any such meetings. The Proxy granted hereby is expressly acknowledged to be coupled with an interest and shall be irrevocable to the full extent permitted by law until January 1, 2002, except to the extent specifically provided in Paragraph 3 below. The Proxy granted hereby revokes any other proxy relative to the Securities heretofore granted by Shareholder.

2. During the entire term of this Agreement, the Proxy shall have full and absolute discretion as to the manner in which Securities are to be voted as to any matter whatsoever, all without any liability or obligation of any kind to Shareholder.

3. Nothing contained herein shall be construed in such a manner so as to prohibit or preclude the sale or exchange of all or any part of the Securities by Shareholder in accordance with the provisions of this Paragraph 3. In the event that all or any portion of the Securities are sold, assigned or exchanged by Shareholder (and/or its assigns) to non-affiliated persons or entities prior to January 1, 2002, then the transferred portion of the Securities shall no longer be subject in any manner whatsoever to the voting restrictions set forth above, and shall be entirely released from same, unless otherwise agreed to in writing.

4. A counterpart of this Agreement shall forthwith be deposited with BION at its principal place of business.

5. This Agreement shall be construed in accordance with the laws of the State of Colorado and shall be binding upon the successors and assigns of each party hereto.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.


                              Dublin Holding, Ltd.


                      By:      ________________________
                               Authorized Officer



                      By:      _____________________
                                  Mark A. Smith